UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 20, 2023

DMC Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11800 Ridge Parkway, Suite 300, Broomfield, Colorado  80021
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.05 Par Value	BOOM	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 20, 2023, DMC Global Inc. (the “Company”) appointed Eric Walter as the Chief Financial Officer of the Company, effective as of the business day after the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2022 with the Securities and Exchange Commission. He will replace Michael Kuta as Chief Financial Officer.

Mr. Walter, 53, joins the Company from Jacobs Solutions Inc. (“Jacobs Solutions”), an engineering and technology services firm. Mr. Walter joined Jacobs Solutions in 2017 as Senior Vice President of Finance and most recently served as the Chief Financial Officer of Jacobs Solutions’ People & Places Solutions division. Before joining Jacobs Solutions, Mr. Walter spent 13 years in the industrial distribution sector, first at Unisource Worldwide, Inc. and later at Veritiv Corporation. Mr. Walter graduated with a B.A. in Accounting and Business Administration from Furman University and a MBA from Duke University. He also holds the Certified Public Accountant, Chartered Financial Analyst and Certified Treasury Professional designations.

In connection with Mr. Walter’s appointment as the Company’s Chief Financial Officer, the Company entered into an employment offer letter (the “Offer Letter”) with Mr. Walter setting forth the terms of his employment and compensation. In accordance with the Offer Letter, Mr. Walter will receive a base salary of $440,000 per year and will be eligible to receive an annual bonus at a target of 60% of his base salary, which will be aligned with pre-determined Company financial goals and individual performance. Mr. Walter will also be eligible for annual long term incentive grants at a target of 1.5 times his annual base salary and will receive a restricted stock grant with a value of $800,000 as a signing bonus, with half of such grant to vest on the first anniversary of the grant date and the remainder to vest on the second anniversary of such date.

There is no arrangement or understanding between Mr. Walter and any other persons pursuant to which he was appointed as Chief Financial Officer of the Company. There are no related party transactions between Mr. Walter and the Company that would be required to be reported under Item 404(a) of Regulation S-K. There are no family relationships among Mr. Walter and our executive officers and directors.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 20, 2023, the Company issued a press release to announce the appointment of Eric Walter as the Company’s Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information provided in Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, unless specifically stated so therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated December 20, 2022.
99.1	Press Release, dated January 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMC Global Inc.

Dated:	January 20, 2023	By:	/s/ Michelle Shepston
Michelle Shepston
Executive Vice President & Chief Legal Officer